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                                                                   EXHIBIT 10.41

                              ZIFF DAVIS MEDIA INC.
                               28 East 28th Street
                            New York, New York 10016

                                 March 15, 2005

Mr. Scott McCarthy
114 Alder Avenue
San Anselmo, California  94960

            Re: Executive Agreement (the "Agreement") dated as of October 15, 2004 between you and Ziff Davis Media Inc. (the "Company")

Dear Scott:

      This letter confirms that you and the Company have agreed that the last two sentences of Section 3(b) of the Agreement are deemed deleted in its entirety and replaced with the following:

      "Executive shall not receive a bonus for 2004. Executive's target Bonus (i.e., the amount that would be paid if the quantitative and qualitative objectives are achieved) shall be not less than $250,000. Additionally, on or before March 31, 2005, Executive shall be paid a one-time sign-on bonus in the amount of $175,000."

      Except as expressly modified above, the parties agree that the Agreement remains unmodified and in full force and effect.

      By signing below, each party hereby agrees with the above.

                                     Sincerely,

                                     Gregory Barton
                                     Executive Vice President

AGREED:

________________________
Scott McCarthy